UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

OMAOPIO PARCEL, KULA, HI

On May 20, 2022, Maui Land and Pineapple Company, Inc. (“Company”) completed the sale of three contiguous parcels of land (TMK 2-2-3-8-4, TMK 2-2-3-8-30 and TMK 2-2-3-8-47) totaling 646 acres located in Kula, Hawaii referred to as Omaopio (“Omaopio Property”) to Hoa Pono, LLC (“Hoa Pono”).

The sale was completed pursuant to the terms of a previously disclosed Purchase Contract and Counter Offer, as amended. The sale price for the Omaopio Property was $9,600,000. All closing conditions were met by both parties, recording was completed and escrow released the net sales proceeds to the Company on May 20, 2022.

Neither the Company nor any of its affiliates, and neither any director or officer of the Company nor to the knowledge of the registrant any associate of any such director or officer, has any material relationship with Hoa Pono, other than in respect of the transaction.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: May 24, 2022	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer